Exhibit 10(a)(ii)

Third Amendment to
The Dow Chemical Company
Executives’ Supplemental Retirement Plan

Pursuant to Section 6.06 of The Dow Chemical Company Executives’ Supplemental Retirement Plan (the “Plan”), the undersigned hereby adopts the following amendments to the Plan, effective July 19, 2013:

1.	Article I of the Plan is hereby amended to add the following new definitions thereto (with the remaining definitions and any cross-references thereto being renumbered accordingly):
DEPP
“DEPP” shall mean the Dow Employees’ Pension Plan.
LUMP SUM DETERMINATION DATE
“Lump Sum Determination Date” shall mean:

a.
With respect to a Participant who has a benefit under Appendix A of the Plan, January 1 of the calendar year immediately following the calendar year in which such Participant’s Separation from Service Date occurs.

b.
With respect to a Participant who does not have a benefit under Appendix A of the Plan, the first day of the month immediately following the month in which such Participant’s Separation from Service Date occurs.

SEPARATION FROM SERVICE DATE
A Participant’s “Separation from Service Date” shall mean the date on which the Participant experiences a Separation from Service.

2.	Article IV of the Plan is hereby amended to add thereto the following new Sections 4.02 and 4.03:

4.02	OPTIONAL LUMP SUM DISTRIBUTION
Notwithstanding any other provision of the Plan, a Participant who is eligible for a DEPP Component Supplemental Retirement Benefit, a Restricted Benefit, or a Cadre Benefit may receive such benefit in the form of a Lump Sum Distribution if the Participant meets the eligibility requirements in Section 4.02(a). A “Lump Sum Distribution” is a single payment that is payable on the terms and under the conditions set forth in this Section 4.02. The amount of any such Lump Sum Distribution is determined under Section 4.03.

DC:4922957-2

Exhibit 10(a)(ii)

a.	Eligibility
A Participant shall be eligible to elect a Lump Sum Distribution only if he meets the written eligibility requirements that are established by The Dow Chemical Company (acting through the VPHR or another officer, employee, or committee to whom this responsibility is delegated), and that are in effect on the date the Participant submits his election pursuant to Section 4.02(b). A Participant shall be notified in writing of his eligibility to elect a Lump Sum Distribution.

b.	Election of Lump Sum Distribution
Subject to Section 4.02(c), a Participant who is eligible and wishes to elect a Lump Sum Distribution shall make his election in writing, on a form provided by the Administrator for such purpose, and shall submit his election to the Administrator at least 13 months before such Participant’s Separation from Service Date.
In the event such Participant Separates from Service prior to the 13-month anniversary of the date he submitted his written election, his election shall be disregarded and his benefit shall be payable, if at all, in accordance with Section 4.01.

c.	Coordination with Lump Sum Option Under Appendix A
If a Participant who is eligible to receive a Lump Sum Distribution under Section 4.02(a) has a benefit under Appendix A of the Plan, such Participant’s election to receive a Lump Sum Distribution under Section 4.02(b) shall be valid only if the Participant is eligible and elects to receive his benefit under Appendix A in the form of a Lump Sum Option as set forth in Appendix A. In such case, the election to receive a Lump Sum Distribution under Section 4.02(b) shall be made, if at all, at the same time as the election to receive a Lump Sum Option under Appendix A is made.

d.	Payment Date
A Lump Sum Distribution validly elected under Section 4.02(b) shall be paid on the first day of the first month following the fifth anniversary of the Participant’s Separation from Service Date. For the avoidance of doubt, such date of payment is intended to comply, and shall be construed to comply, with section 409A(a)(4)(C)(ii) of the Code.

e.	Death

i.	If a Participant who has validly elected a Lump Sum Distribution dies after Separation from Service but before such Lump Sum Distribution is paid to him,

Exhibit 10(a)(ii)

his Beneficiary shall be paid an amount based on the Lump Sum Distribution determined under Section 4.03. Such amount shall be paid on the first day of the month immediately following the month in which the Participant’s death occurs.

ii.	If a Participant who has elected a Lump Sum Distribution dies before Separation from Service, his election shall be void and his Beneficiary shall receive the payment set forth in Section 4.01(c).

iii.
If a Participant dies after receiving a Lump Sum Distribution, no death benefit shall be payable from the Plan on his behalf (unless such Participant still has a death benefit payable under Appendix A).

f.	No Other Payments
Except for any amount payable under Appendix A of the Plan, any amount paid to a Participant or his Beneficiary under this Section 4.02 shall represent the full benefit payable under the Plan to such Participant or Beneficiary, and shall be in lieu of any other payment that otherwise would have been made under the terms of the Plan.

4.03	AMOUNT OF LUMP SUM DISTRIBUTION

a.	If a Participant is eligible for a Lump Sum Distribution under Section 4.02(a), the amount of his Lump Sum Distribution shall equal:

i.	the sum of

A.	such Participant’s DEPP Lump Sum Benefit (if he has a DEPP Component Supplemental Retirement Benefit under Section 3.04),

B.	his Restricted Lump Sum Benefit (if he has a Restricted Benefit under Part A), and

C.	his Cadre Lump Sum Benefit (if he has a Cadre Benefit under Part C);

ii.	minus the amount of his Lump Sum Option, if any, under Appendix A (assuming for this purpose that such amount is paid on the Lump Sum Determination Date);
where each of the foregoing is determined as of the Participant’s Lump Sum Determination Date, and where the terms “Restricted Lump Sum Benefit,” “DEPP

Exhibit 10(a)(ii)

Lump Sum Benefit,” and “Cadre Lump Sum Benefit” have the meanings set forth in Section 4.03(c), (d) and (e), below, respectively.

b.
Interest Adjustments. The amount determined under paragraph (a) above shall be increased with interest from the Participant’s Lump Sum Determination Date through the payment date set forth in Section 4.02(d) at the rate of return, compounded monthly, under the Ten-Year U.S. Treasury Note Plus Fund established under The Dow Chemical Company Elective Deferral Plan (Post-2004) (the “EDP”), or the comparable fund under the EDP if the Ten-Year U.S. Treasury Note Plus Fund is no longer offered under the EDP.

c.	DEPP Component Supplemental Retirement Benefit. If a Participant is eligible for a DEPP Component Supplemental Retirement Benefit, his DEPP Lump Sum Benefit shall equal:

i.
The amount of the Participant’s Current Formula Benefit calculated as provided in Article IV of DEPP as of his Separation from Service Date, but determined: (A) by using Compensation as defined in this Plan rather than compensation as defined in DEPP; (B) before the application of the Benefit Conversion Factor or the crediting of any interest under DEPP; and (C) without regard to the benefit limitations under Code section 415; reduced by

ii.
The amount of the Participant’s Current Formula Benefit calculated as provided in Article IV of DEPP as of his Separation from Service Date but before the application of the Benefit Conversion Factor or the crediting of any interest under DEPP.

If such Participant is also eligible for a benefit under Appendix A of the Plan, the amount remaining after the reduction described above shall be increased with interest based on the post-termination interest rate specified in the flush paragraph at the end of Section 4.5(b)(ii) of DEPP (or any successor provision thereto) for the period beginning on (A) the first day of the month immediately following the month in which the Participant’s Separation from Service Date occurs, and ending on (B) his Lump Sum Determination Date.

d.
Restricted Benefit. If a Participant is eligible for a Restricted Benefit, his Restricted Lump Sum Benefit shall equal the net value of his Restricted Benefit expressed as an account balance. Such amount shall be determined as of the Participant’s Lump Sum Determination Date by the Plan’s actuaries in accordance with Section 3.01 and such rules as may be prescribed by the Administrator.

Exhibit 10(a)(ii)

e.
Cadre Benefit. If a Participant is eligible for a Cadre Benefit, his Cadre Lump Sum Benefit shall equal the net value of his Cadre benefit expressed as an account balance. Such amount shall be determined as of the Participant’s Lump Sum Determination Date by the Plan’s actuaries in accordance with Section 3.06 and such rules as may be prescribed by the Administrator.

3.
Nothing in this Amendment is intended to create a material modification (within the meaning of Treas. Reg. § 1.409A-6(a)(4)) in the benefits provided under Appendix A of the Plan, nor shall any provision of this Amendment be construed to create such a material modification.

*    *    *

/s/ GREGORY M. FREIWALD
Gregory M. Freiwald
Chief Human Resources Officer
Executive Vice President of Human Resources
The Dow Chemical Company

Reviewed by Plan Administrator:	/s/ ANDREW FLOOD
Andrew Flood

Reviewed by Legal Department:	/s/ KARA GORDON
Kara Gordon

Date: July 19, 2013